FIRST AMENDMENT TO
OPTION AGREEMENT

This First Amendment to Option Agreement (this “Amendment”) is entered into on October 23, 2010, but to be effective for all purposes as of October 4, 2010 (the “Effective Date”), by, between and among American Liberty Petroleum Corp. (formerly known as Oreon Rental Corporation), a Nevada corporation (“Buyer”), and Desert Discoveries, LLC, a Nevada limited liability company (“Seller”).

R E C I T A L S:

A.
Seller and Buyer entered into that certain Option Agreement dated May 11, 2010 (as amended, the “Agreement”), with respect to the purchase and sale of certain oil and gas leases and other described rights and interests of Seller.

B.	Seller and Buyer have agreed to amend the Agreement as provided in this Amendment.

C.	Except as otherwise expressly defined in this Amendment, capitalized terms used herein shall have the same meaning as set forth in the Agreement.

A M E N D M E N T:

In consideration of the mutual covenants and agreements contained herein, Seller and Buyer agree to amend the Agreement as follows:

1.           Amendment to Section 1.2(a)(iv).  Section 1.2(a)(iv) of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following text:

“(iv)                      the payment by Buyer to Seller via the Escrow Account with Escrow Holder of an additional two hundred fifty thousand US dollars ($250,000 USD) on or before November 30, 2010;”

2.           Sale of Shares.  In accordance with Section 1.2(e) of the Agreement, Buyer issued to Seller three common stock certificates for an aggregate one million five hundred thousand (1,500,000) shares of restricted common stock, $0.00001 par value per share, in Buyer (the “Shares”), which were issued by Buyer to Seller in equal denominations of 500,000 Shares each.  Seller may not transfer the Shares until the expiration of the applicable time periods noted in Section 1.2(e) of the Agreement, and the resale of the Shares is also subject to the requirements of the Act and applicable state securities laws.  Buyer agrees that, if Seller advises Buyer that it wishes to sell or transfer a portion of the Shares any time after the expiration of both the applicable holding period under Rule 144 and the restricted period under Section 1.2(e) of the Agreement for those particular Shares, then Buyer shall use commercially reasonable efforts to assist Seller in causing such sale or transfer of those Shares, including the delivery of appropriate instructions to Buyer’s transfer agent and assistance in obtaining any legal opinions that may be necessary.  Buyer and Seller shall endeavor to cause any such transfer or sale to be effected by the issuance of new certificates reflecting such transaction within five (5) business days of delivery of the certificates and valid instructions and/or documents of transfer to the transfer agent (a copy of which shall be sent concurrently to Buyer).

3.           Effect of Amendment.  Except as herein expressly amended, all terms, covenants and provisions of the Agreement are and shall remain in full force and effect, and all references therein to the “Agreement” shall henceforth refer to the Agreement as amended by this Amendment.  This Amendment shall be deemed incorporated into, and a part of, the Agreement.

4.           Amendment and Waiver.  The provisions of this Amendment or the Agreement may be amended or waived only with the prior written consent of the Parties, and no course of conduct or failure or delay in enforcing the provisions of this Amendment shall affect the validity, binding effect or enforceability of this Amendment or the Agreement.

5.           Counterparts.  This Amendment may be executed in a number of identical counterparts, and a telecopy or facsimile transmission shall be binding on the party or parties whose signatures appear thereon.  If so executed, each of such counterparts is to be deemed an original for all purposes, and all such counterparts shall, collectively, constitute one amendment, but in making proof of this Amendment, it shall not be necessary to produce or account for more than one such counterpart.

6.           Representations and Warranties.  Each of Buyer and Seller represent and warrant to each other respectively that (a) it has the requisite power and authority to enter into this Amendment; (b) all necessary and appropriate approvals, authorizations and other steps have been taken to effect the legality of this Amendment; (c) the signatories executing this Amendment on behalf of such party have been duly authorized and empowered to execute this Amendment on its behalf; (d) this Amendment is valid and shall be binding upon and enforceable against such party and its respective successors and assigns and shall inure to the benefit of each party hereto and its respective successors and assigns; and (e) to the best of its knowledge, after giving effect to this Amendment, each party has performed its obligations and covenants under the Agreement through the Effective Date, and no event has occurred and no condition exists which would constitute a default by the other party under the Agreement, or this Amendment, either with or without notice or lapse of time, or both.

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The undersigned have executed this Amendment as of the first day and year set forth above, but to be effective as of the Effective Date.

AMERICAN LIBERTY PETROLEUM CORP.

By:____________________
Name:____________________
Title:____________________

DESERT DISCOVERIES, LLC

By:____________________
Name: PATRICK A. FAGEN
Title: MANAGING MEMBER

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The undersigned have executed this Amendment as of the first day and year set forth above, but to be effective as of the Effective Date.

AMERICAN LIBERTY PETROLEUM CORP.

By: ______________________
Name: ______________________
Title: ______________________

DESERT DISCOVERIES, LLC

By: ______________________
Name: ______________________
Title: ______________________

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